SPECIAl CUSTODY AGREEMENT
                               (Listed and OTC Options)

     AGREEMENT, (hereinafter "Agreement") dated as of NOVEMBER 16, 1998, among The Prudential Series Fund, Inc., Natural Resources Portfolio ("Customer"), Goldman, Sachs & Co., a New York limited partnership ("Broker") and Investors" Fiduciary Trust Company as Custodian hereunder ("Custodian")

     WHEREAS, Customer has opened a securities account (the "Account") with Broker to engage in and place orders for transactions in Options (as hereinafter defined) as contemplated by the Customer's Option Agreement (covering listed Options) and the Agreements setting forth the General Terms and Conditions covering OTC Options on debt and equity securities, respectively, which Customer has, or may hereafter, enter into with Broker and Customer, which Agreements require Customer to provide Performance Assurance to Broker to assure compliance by Broker and Customer with applicable laws and regulations including the margin regulations of the Board of Governors of the Federal Reserve System and of any relevant securities exchanges and other self-regulatory associations and as security for the performance of Customer's obligations in connection with the issuance and sale of Options by Customer;

     WHEREAS, to facilitate the provision and maintenance of adequate Performance Assurance by Customer, Custodian is prepared to act as custodian hereunder;

     NOW, THEREFORE, be it agreed as follows:

     (1) As used herein, the following terms have the following meanings:

     "Adequate Performance Assurance" shall mean such Collateral placed in the Special Custody Account (defined in paragraph 3(a) below) as is adequate under the Margin Rules, Broker's internal policies, or (subject to compliance with the Margin Rules) as otherwise established by mutual agreement (in the case of OTC Options).

     "Advice from Broker" means a notice in writing delivered to Customer or Custodian, as applicable hereunder, or transmitted to them by a facsimile sending device, except that with respect to the cases listed below it shall mean notice by telephone to a person designated by Customer in writing as authorized to receive such advice or, in the event that no such person is available, to any officer of the Customer: (i) calls for initial or additional Collateral, (ii) notice that an exercise notice filed with 0CC has been assigned to the Customer,
(iii) notice that Broker has exercised an OTC Option issued by Customer, or (iv) any notice referred to in paragraph 8 hereof.

     "Business Day" means a day on which Custodian, Customer and Broker are open for business.

     "Closing Transaction" means, in the case of Listed Options, the purchase of an Option of the same series as an Option previously written by a party and still unexpired or unexercised, or the sale of an Option


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of the same series as an Option previously purchased by a party and still outstanding or unexercised and, with respect to OTC Options, means the repurchase of an unexpired OTC Option by the writer.

     "Collateral" shall mean cash, U.S. Government securities, securities underlying a Call Option or other margin eligible securities acceptable to Broker which are pledged to Broker as provided herein.

     "Exercise Settlement Amount" means (i) in the case of a Call on a market index option or cash-settled option on a portfolio of securities, the amount by which the 'aggregate current index price' of the index Option contract or the Portfolio Value of the portfolio of securities, as the case may be, is less than the 'aggregate current index value' of the underlying index or the market value of the portfolio of securities, as the case may be, plus all applicable commissions and other charges, or (ii) in the case of a Put, the amount by which the 'aggregate exercise price' of the index Option contract or the Portfolio Value of the portfolio of securities, as the case may be, is greater than the 'aggregate current index value' of the underlying index or the market value of the portfolio of securities, as the case may be, plus all applicable commissions and other charges.

     "Insolvency" means that (A) an order, judgment or decree has been entered under the bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law (herein called the "Bankruptcy Law") of any jurisdiction adjudicating the Customer insolvent; or (B) the Customer has petitioned or applied to any tribunal for, or consented to, the appointment of, or taking possession by, a trustee, receiver, liquidator or similar official, of the Customer, or commenced a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to the Customer under the Bankruptcy Law of any other jurisdiction, whether now or hereinafter in effect; or (C) any such petition or application has been filed, or any such proceedings commenced, against the Customer and the Customer by any act has indicated its approval thereof, consent thereto or acquiescence therein, or an order for relief has been entered in an involuntary case under the Bankruptcy Law of the United States, as now or hereafter constituted, or an order, judgment or decree has been entered appointing any such trustee, receiver, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days.

     "Instructions from Customer" means a request, direction or certification in writing signed in the name of the Customer by a person authorized by Customer and delivered to Custodian or transmitted to it by a facsimile sending device except that instructions to pledge initial or additional collateral may be given by telephone and thereafter confirmed in writing signed in the name of Customer by a person authorized in writing by Customer.

     "Option" means the right but not the obligation of one party to buy from ("Call Option") or to sell to ("Put Option") the other party a


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specific security, market index or foreign currency issued by the Options
Clearing Corporation ("0CC") and traded on a securities exchange ("Listed Options") or purchased or sold in privately negotiated transactions between Customer and Broker ("OTC Options")

     "Receipt of Payment" means receipt by Custodian, for Customer, of (i) a certified or official bank check, (ii) a written or telegraphic advice from a registered clearing agency that funds have been or will be credited to the account of Custodian, or (iii) transfer of funds from Broker's account maintained at Custodian. Instructions accompanying such payment shall identify the Options Account in which the transaction occurred.

     "Receipt of Securities" means receipt by Custodian for Customer of (i) definitive or temporary certificates for securities in good deliverable form or of foreign currency, as applicable or (ii) a written or telegraphic advice from a registered clearing agency that securities or foreign currency have been or will be credited to the account of Custodian. Instructions accompanying such securities or foreign currency payment advice shall identify the Option Account in which the transaction occurred.

     "Same Day" shall mean no later than 2:00 p.m. (New York time) on the same day that the Broker notifies Customer that an exercise notice has been assigned to Customer but only if such notification has been given by Broker by 10:00 a.m.. If such notification is given by Broker to Customer after 10:00 a.m., Same Day shall mean by 2:00 p.m. the following business day.

     (2) Customer agrees to provide and maintain Adequate Performance Assurance for the Option Account(s) at all times.

     (3) (a) Custodian shall open an account on its books entitled "Special Custody Account for Goldman, Sachs & Co. as Pledgee of The Prudential Series Fund, Inc., Natural Resources Portfolio ("Special Custody Account") and shall hold therein for Broker as pledgee upon the terms of this Agreement all Collateral, all monies or other property paid or distributed with respect thereto or realized on any sale thereof made pursuant to this Agreement. The Custodian hereby agrees that any property held in the Special Custody Account shall be treated as a financial asset for purposes of Revised Article 8 (as defined below) to the extent the same may be applicable. Customer agrees to instruct Custodian in Instructions from Customer as to the cash and specific securities which Custodian is to identify on its books and records as pledged to Broker as Collateral in the Special Custody Account. Customer agrees that the value of such cash and securities shall be at least equal in value to what Broker shall initially and from time to time advise Customer in an Advice from Broker is necessary to constitute Adequate Performance Assurance.

     (b) Customer, Broker and Custodian agree that Collateral will be held in the Special Custody Account by Custodian as agent of Broker as pledgee, and in accordance with this the terms of this Agreement, that

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the Custodian will take such actions with respect to any Collateral (including without limitation the delivery thereof) as Broker shall direct in an Advice from Broker in accordance with the terms of this Agreement and that in no event shall any consent of the Customer be required for the taking of any such action by Custodian.

     (c) Customer hereby grants a continuing security interest to Broker in (i) the Collateral and any proceeds thereof and (ii) all other property in the Option(s) Account and the Special Custody Account and any proceeds thereof, to secure Customer's obligations to Broker under this Agreement. To perfect Broker's security interest, Custodian will, as a Financial Intermediary as such term is defined in Section 8-313 of the New York Uniform Commercial Code or as a Securities Intermediary as defined in Revised Article 8 (with Conforming and Miscellaneous Amendments to Article 1,4,5,9 and 10) of the Uniform Commercial Code (1994 Official Text) ("Revised Article 8"), to the extent the same may be applicable, or in applicable federal law or regulations, hold the Collateral in the Special Custody Account separate and apart from other property of the Customer which may be held by Custodian or otherwise register on its books and records the transfer to Broker of Collateral pledged hereunder as the pledgee and secured party hereunder in accordance with the terms of this Agreement. Such security interest will terminate at such time as Collateral is released as provided herein. Custodian shall have no responsibility for the validity or enforceability of such security interest.

     (4) Custodian will confirm in writing to Broker and Customer within one Business Day all pledges, releases or substitutions of Collateral and will supply Customer and Broker with a monthly statement of Collateral in the account and transactions in the account during the preceding month. Custodian will also advise Broker or Customer upon request, at any time, of the kind and amount of Collateral pledged to Broker.

     (5) Custodian agrees to release Collateral to Customer from the pledge hereunder only upon receipt of an Advice from Broker signed by a person authorized to sign for the Broker as certified in writing by Broker to Custodian. Broker agrees, upon request of Customer, to provide the Advice to release Collateral selected by Customer (i) if said Collateral represents an excess in value of the Collateral necessary to constitute Adequate Performance Assurance at that time or (ii) against receipt in the Special Custody Account of substitute Collateral having a value at least equal (with any remaining Collateral) to Adequate Performance Assurance or (iii) upon termination of the Account and settlement in full of all transactions therein and any amounts owed to Broker with respect thereto. It is understood that Broker will be responsible for valuing Collateral; Custodian at no time has any responsibility for determining whether the value of Collateral is equal in value to Adequate Performance Assurance.

     (6) Customer represents and warrants to Broker that securities pledged to Broker shall be in good deliverable form (or Custodian shall

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have the unrestricted power to put such securities into good deliverable form), and that the Collateral will not be subject to any liens or encumbrances other than the lien in favor of Broker contemplated hereby.

     (7) The Collateral shall at all times remain the property of the Customer subject only to the extent of the interest and rights therein of Broker as the pledgee and secured party thereof. Custodian represents that Collateral will not be subject to any other lien, charge, security interest, or other right or claim of the Custodian or any person claiming through Custodian, and Custodian hereby waives any lien or right of set off it may have with respect to Collateral. Custodian shall use its best efforts to notify Broker and Customer as soon as possible if any notice of levy, lien, court order or other process purporting to affect the Collateral is received by it.

     (8) The occurrence of any of the following constitutes a Customer Default hereunder:

          (a) If Broker advises Customer in an Advice from Broker that an exercise notice filed with 0CC in respect of one or more Listed Call Options sold by Customer has been assigned to Customer through Broker and either (i) Customer does not notify Broker by telephone on the Same Day of Customer's intention to comply with the exercise notice by delivery of the underlying securities, foreign currency or, if applicable, its intention to make payment of the Exercise Settlement Amount, or (ii) the Customer, having given such notice, fails to make delivery of such securities or foreign currency or to cause such delivery to be made against Receipt of Payment of the gross exercise price for such securities or foreign currency, less applicable commissions or other charges, or to make or to cause to be made payment of the Exercise Settlement Amount on behalf of Customer to Broker; or

          (b) Broker advises Customer in an Advice from Broker that an exercise notice filed with 0CC in respect of one or more Listed Put Options sold by Customer has been assigned to Customer through Broker, and (i) Customer does not notify Broker by telephone on the Same Day of Customer's intention to comply with the exercise notice by making payment of the gross exercise price plus applicable commissions or other charges against Custodian's Receipt of Securities underlying the Put, or to pay the Exercise Settlement Amount, as the case may be, or if (ii) Customer, having given such notice, fails to make such payment or cause such payment to be made against Custodian's Receipt of Securities underlying the Put, or to pay the Exercise Settlement Amount, as the case may be; or



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                                       -6-

          (c) Customer fails to perform any obligation hereunder or under the Institutional Account Agreement for Listed Options or is in default under the General Terms and Conditions for OTC Options including, without limitation, its obligation to maintain Adequate Performance Assurance as herein provided; or

          (d)  In the event of Customer's Insolvency,

     Broker will immediately notify Customer in an Advice from Broker of such default on their respective part to be performed or of such Insolvency. No sooner than 2:00 p.m. New York time on the next Business Day after transmittal by Broker of such written notice to Customer (which may be given by electronic facsimile, telegraph or hand delivery), if Customer continues to be in default or Insolvent at the end of such period, Broker may thereupon close out transactions in Options, sell any or all property or securities in the Option Account(s), the Special Custody Account (in which event such Collateral shall be delivered to Broker as provided in paragraph 10 below), as in Broker's judgment is necessary for the protection of its or its affiliates' interests. The foregoing rights and remedies shall be in addition and not a limitation of any other rights and remedies Broker may have pursuant to the General Terms and Conditions with respect to OTC Options.

     (9) Any sale of Collateral made pursuant to paragraph 8 shall be made in accordance with the provisions of the New York Uniform Commercial Code in the principal market for the securities or, if such principal market is closed, such sale shall be made in a manner commercially reasonable for Collateral. Customer shall remain liable for any deficiency if sale of such Collateral does not produce an amount equal to the amount authorized to be reimbursed to Broker pursuant to paragraph 8 plus reasonable costs and expenses of Broker actually incurred in the exercise of its rights under this Agreement. Any surplus resulting from the sale of Collateral shall be transmitted to Custodian for deposit to the Customer's account at Custodian. Broker shall notify Customer of any sale of Collateral and any deficiency remaining thereafter in an Advice from Broker.

     (10) Broker hereby covenants, for the benefit of Customer, that Broker will not instruct Custodian to deliver Collateral free of payment with respect to any sale of Collateral pursuant to paragraph 8 until after the occurrence of the events and the expiration of the time periods set forth in paragraph 8. The foregoing covenant is for the benefit of Customer only and shall in no way be deemed to constitute a limitation on Broker's right at any time to instruct Custodian pursuant to an Advice of Broker and Custodian's obligation to act upon such instructions. Custodian shall not be required to make determination as to whether such delivery is made in accordance with the provisions of this Agreement. Custodian will provide prompt telephone notice to an officer of Customer of receipt by Custodian of Advice from Broker to deliver Collateral.


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     (11) It is understood that all determinations and directions for the purchase or sale of Options for the account of the Customer pursuant to the terms of this Agreement shall be made by Customer. The Customer is not relying upon Broker to make recommendations with respect thereto.

     (12) Custodian's duties and responsibilities are set forth in this Agreement. Custodian will not be responsible for the acts, omissions or solvency of any broker or agent selected by Customer to effect any transactions for the Special Custody Account and shall not be liable for any action taken by Custodian in good faith and without negligence in reliance upon Instructions from Customer or Advice from Broker as provided herein.

     (13) All charges for Custodian's services under this Agreement shall be paid by Customer.

     (14) No amendment of this Agreement shall be effective unless in writing and signed by a general partner of Broker and by an authorized officer of the Customer.

     (15) Written communications hereunder shall be sent by telecopy facsimile or telegraphed when required herein, hand delivered or mailed first class postage prepaid, except that written notice of termination shall be sent by certified mail, in any such case addressed:

          (a)  if to Customer, to:  Prudential Series Fund, Inc., Natural
                                      Resources Portfolio
                                    100 Mulberry Street
                                    Gateway Center Two, 4th Floor
                                    Newark, NJ 07702

                                    Attention: Trade Support Manager
                                    Fax No.:   973-367-8619

          (b)  if to Custodian, to: Investors Fiduciary Trust Company
                                    801 Pennsylvania Avenue
                                    Kansas City, Missouri 64105-1716

                                    Attention: Craig Both
                                    Fax No.:   816-871-9780

          (c) if to Broker, to:     Goldman, Sachs & Co.
                                    85 Broad Street
                                    New York, New York 10004

                                    Attention: Client Services Dept.
                                    Fax No.:   212-902-4852
                                    Phone No.: 212-902-7899

          Copies of Custodian's confirmations, statements and advices issued pursuant to Paragraph 4 should be sent to:
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                                        -8-

                                    Goldman, Sachs & Co.
                                    85 Broad Street
                                    New York, New York 10004

                                    Attention:  Mark B. Jacobowitz
                                    Phone No.:  212-902-7911

     (16) Intentionally Omitted.

     (17) Any of the parties hereto may terminate this Agreement by notice in writing to the other parties hereto; provided, however, that the status of any Collateral pledged to Broker at the time of such notice shall not be affected by such termination until the release of such pledge pursuant to applicable rules, laws and regulations (including Regulations T and X, if applicable), rules of the 0CC and such national securities exchanges of which Broker may be a member.

     (18) Nothing in the Agreement will prohibit Broker, Custodian or Customer from entering into similar agreements with others in order to facilitate option contract transaction.

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                                       -9-

     (19) Intentionally Omitted.

     (20) If any provision or condition of this Agreement shall be held to be invalid or unenforceable by any court, or regulatory or self-regulatory agency or body, such invalidity or unenforceability shall attach only to such provision or condition. The validity of the remaining provisions and conditions shall not be affected thereby and this Agreement shall be carried out as if any such valid or unenforceable provision or condition were not contained herein.

     (21) This agreement and its enforcement (including, without limitation, the establishment and maintenance of the Special Custodial Account and all interest, duties and obligations related thereto) shall be governed by the laws of the State of New York. This Agreement shall be binding on the parties and any successor organizations thereof irrespective of any change or changes in personnel thereof. This Agreement may not be assigned or transferred by any party hereto without the consent of the other parties except for an assignment and delegation of all of Broker's rights and obligations hereunder in whatever form Broker determines may be appropriate to a partnership, corporation, trust or other organization in whatever form that succeeds to all or substantially all of Broker's assets and business and that assumes such obligations by contract, operation of law or otherwise. Upon any such delegation and assumption of obligations, Broker shall be relieved of and fully discharged from all obligations hereunder, whether such obligations arose before or after such delegation and assumption.

Prudential Series Fund, Inc.,
Natural Resources Portfolio:

                     By:       GRACE TORRES
                        -----------------------------
                     Title: TREASURER & PRINCIPAL
                            FINANCIAL & ACCOUNTING OFFICER





GOLDMAN, SACHS & CO.

                     By:      ILLEGIBLE
                        ------------------------------
                     Title: V.P.


Investors" Fiduciary
Trust Company:

                     By:      JEAN MEYER
                        ------------------------------
                     Title: V.P..